SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2005.

FBR Securitization, Inc.
(Exact name of registrant as specified in charter)

Delaware	333-122578	20-2028732

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Nineteenth Street North, Arlington, VA 22209
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code (703) 312-9500

(Former name or former address, if changed since last report.)

Item 8.01. Other Events.

     Subsequent to the filing of this Current Report on Form 8-K, the Registrant’s Mortgage-Backed Notes, Series 2005-1 (the “Offered Securities”) will be registered for sale under the Registrant’s effective Shelf Registration Statement on Form S-3 (333-122578) and will be offered pursuant to the Prospectus and a related Prospectus Supplement to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and Rule 424 thereunder.

     In connection with the offering of the Offered Securities, Friedman, Billings, Ramsey & Co., Inc. (the “Underwriter”) has prepared and disseminated to potential purchasers “Collateral Term Sheets” as such term is defined in the No-Action response letter to Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (publicly available February 17, 1995). In accordance with such No-Action letter, the Registrant is filing herewith such Collateral Term Sheets as Exhibits 99.1, 99.2 and 99.3.

     The information in such Collateral Term Sheets is preliminary and will be superseded by the final Prospectus Supplement relating to the Offered Securities and by any other information subsequently filed with the Securities and Exchange Commission.

Item 9.01    Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)	Exhibits.

	99.1	Collateral Term Sheet

	99.2	Collateral Term Sheet

	99.3	Collateral Term Sheet

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2005	FBR SECURITIZATION, INC.
By: /s/ Richard J. Hendrix
Name: Richard J. Hendrix
Title: President

Exhibit Index

Exhibit No.		Page

99.1	Collateral Term Sheet	[Electronic Format]

99.2	Collateral Term Sheet	[Electronic Format]

99.3	Collateral Term Sheet	[Electronic Format]